Exhibit 99.17(d)

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NATIONS ASSET ALLOCATION FUND
Special Meeting of Shareholders to be held on April 12, 2001

         The undersigned hereby appoints Richard H. Blank, Jr., Michael Simons and Carolyn Wyse (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Nations Asset Allocation Fund (the "Fund") of Nations Reserves ("Reserves") to be held at One Bank of America Plaza, 101 South Tryon Street, 33rd Floor, Charlotte, North Carolina 28255, at 10:00 a.m. (Eastern time) on April 12, 2001, and at any adjournment(s) thereof. The Proxies shall cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED JANUARY 20, 2001.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES ON BEHALF OF THE FUND AND RESERVES. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, EITHER BY THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY TELEFACSIMILE (FRONT AND BACK) AT (704) 388-2641.


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                                  Please sign above exactly as your name(s)
                                  appear(s) hereon. Corporate proxies should be signed in full corporate name by an authorized officer. Each joint owner should sign personally. Fiduciaries should give full titles as such.

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THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE
TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

ITEM 1. A proposed agreement and plan of reorganization dated as of January 20, 2001 (the "Reorganization Agreement"), by and between Reserves, on behalf of the Fund, and Nations Funds Trust, on behalf of a corresponding mutual fund (the "Acquiring Fund"). The Reorganization Agreement provides for the transfer of the assets and liabilities of the Fund to the Acquiring Fund, in exchange for shares of equal value of designated classes of the Acquiring Fund.



                       FOR            AGAINST           ABSTAIN
                       |_|              |_|               |_|


   In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain requisite quorums and/or approvals.

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                                        Signature                        Date

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                                        Signature (Joint Owners)         Date